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                                                                   Exhibit 10.2


                                                          as of October 1, 1999



Lexington Rubber Group, Inc., formerly
 known as Lexington Components, Inc.
767 Third Avenue
New York, New York 10017

                  Re:      Amendment to Financing Agreements
                           ---------------------------------

Gentlemen:

         Reference is made to certain financing agreements dated January 11, 1990 between Lexington Rubber Group, Inc. ("LRG"), formerly known as Lexington Components, Inc., and Congress Financial Corporation ("Congress"), including, but not limited to, an Accounts Financing Agreement [Security Agreement], as amended (the "Accounts Agreement"), and all supplements thereto and all other related financing and security agreements (collectively, all of the foregoing, as the same have heretofore or contemporaneously been or may be hereafter, amended, replaced, extended, modified or supplemented, the "Financing Agreements").

         In connection with the financing arrangements pursuant to the Accounts Agreement and the other Financing Agreements, the parties hereto hereby agree to amend the Financing Agreements, as set forth below:

         1.       DEFINITIONS:
                  ------------
                  (a) The definition of "Interest Rate" contained in the letter agreement re: Amendment to Financing Agreements, dated January 31, 1995, between LRG and Congress, as amended by the letter agreement re: Amendment to Financing Agreements, dated March 11, 1997, between LRG and Congress, is hereby deleted in its entirety and replaced with the following:

                  "INTEREST RATE" shall mean, as to Prime Rate Loans, a rate equal to the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and one-half (2 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by LRG as in effect three (3) Business Days after the date of receipt by Congress of the request of LRG for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to LRG); PROVIDED, THAT, Interest Rate shall mean the rate of two (2%) percent per annum in excess of the Prime Rate as to Prime Rate



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Loans and the rate of four and one-half (4 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Congress' option, without notice, (a) for the period on and after the effective date of termination or non-renewal hereof, or the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Congress and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against LRG) and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to LRG under the Accounts Agreement and supplements thereto, which excess(es) continue to exist or arise after three (3) days' telephonic or written notice to LRG of any such excess(es) (whether or not such excess(es), arise or are made with or without Congress' knowledge or consent and whether made before or after an Event of Default); PROVIDED, FURTHER, THAT, the higher Interest Rate under the immediately preceding proviso shall be inapplicable in the case of any excess(es) described in clause (b) thereof if and to the extent that Congress shall, at Congress' option, have agreed not to charge the higher Interest Rate otherwise permitted to be charged under such proviso, as evidenced by a writing expressly so stating and signed by Congress.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by LRG to Congress pursuant to the Financing Agreements, LRG hereby represents, warrants and covenants with and to Congress as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

                  (a) No Event of Default exists or has occurred and is continuing on the date of this Amendment.

                  (b) This Amendment has been duly executed and delivered by LRG and is in full force and effect as of the date hereof, and the agreements and obligations of LRG contained herein constitute the legal, valid and binding obligations of LRG enforceable against LRG in accordance with their terms.

         3. CONDITIONS TO EFFECTIVENESS OF AMENDMENT. Anything contained in this Amendment to the contrary notwithstanding, the terms and provisions of this Amendment shall only become effective upon the satisfaction of the following additional conditions precedent:

                  (a) Congress shall have received an executed original or executed original counterparts (as the case may be) of this Amendment;

                  (b) All representations and warranties contained herein, in the Accounts Agreement and in the other Financing Agreements shall be true and correct in all material respects; and


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                  (c)     No Event of Default shall have occurred and no event
shall have occurred or condition be existing which, with notice or passage of time or both, would constitute an Event of Default.

         4. EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, the Accounts Agreement and all supplements to the Accounts Agreement and all other Financing Agreements, are hereby specifically ratified, restated and confirmed by the parties hereto as of the date hereof and no existing defaults or Events of Default have been waived in connection herewith. To the extent of conflict between the terms of this Amendment and the Accounts Agreement or any of the other Financing Agreements, the terms of this Amendment control.

         5. FURTHER ASSURANCES. LRG shall execute and deliver such additional documents and take such additional actions as may reasonably be requested by Congress to effectuate the provisions and purposes of this Amendment.

         6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

         By the signatures hereto of the duly authorized officers, the parties hereto mutually covenant, warrant and agree as set forth herein.

                                              Very truly yours,

                                              CONGRESS FINANCIAL CORPORATION

                                              By:     Herbert C. Korn
                                                 -----------------------------

                                              Title:  Assistant Vice President
                                                    --------------------------

AGREED AND ACCEPTED:

LEXINGTON PRECISION CORPORATION

By:    Warren Delano
   ---------------------------------

Title:  President
      ------------------------------





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